SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement	☐ Confidential, For Use of the Commission only
(as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

MGCC INVESTMENT STRATEGIES INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials:
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
____________________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________

(3) Filing party:
____________________________________________________________________________________

(4) Date filed:
____________________________________________________________________________________

SCHEDULE 14C INFORMATION STATEMENT
(Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended)

MGCC INVESTMENT STRATEGIES INC.
No. 56 Lingxi Street
Taihe District
Jinzhou City, Liaoning, 121013
People’s Republic of China

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of MGCC Investment Strategies Inc., a Nevada corporation, to the holders of record at the close of business on the record date, July 8, 2006, of the Company’s outstanding common stock, 0.001 par value per share (the “Common Stock”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders of a change of the Company’s corporate name from “MGCC Investment Strategies Inc.” to “Wonder Auto Technology, Inc.” Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to MGCC Investment Strategies Inc.

The Board of Directors of the Company (the “Board of the Directors”) unanimously approved the change of name to “Wonder Auto Technology, Inc.” The name change to “Wonder Auto Technology, Inc.” will more accurately reflect the Company’s future business as disclosed in its Current Report on Form 8-K filed on June 23, 2006. The Company also received the consent of a majority of the outstanding shares of the Company’s Common Stock. The Company will, when permissible following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of the Nevada Revised Statutes, file Certificate of Amendment to amend our Articles of Incorporation (the “Certificate of Amendment”) changing our name.

The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it is filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

The Board of Directors has fixed the close of business on July 8, 2006 as the record date for the determination of shareholders who are entitled to receive this Information Statement (the “Record Date”). There were 9,784,708 shares of Common Stock issued and outstanding on July 17, 2006. We anticipate that this Information Statement will be mailed on or about July 30 to all shareholders of record as of the Record Date.

Only one Information Statement is being delivered to two or more security holders who share an address unless we have received contrary instruction from one or more of the security holders. We will promptly deliver upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

Except as disclosed elsewhere in this Information Statement, since January 1, 2006, being the commencement of the current fiscal year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1. any director or officer of the Company;

2. any proposed nominee for election as a director of the Company; and

3. any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Principal Shareholders and Security Ownership of Management”. To our knowledge, no director has advised that he intends to oppose any action described herein.

Principal Shareholders And Security Ownership Of Management

The following table sets forth information regarding beneficial ownership of the Common Stock as of the Record Date, (i) by each person who is known by us to beneficially own more than 5% of our Common Stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of MGCC Investment Strategies Inc., No. 56 Lingxi Street, Taihe District, Jinzhou City, Liaoning, 121013, People’s Republic of China.

Title of Class	Name & Address of Beneficial Owner	Office, If Any	Amount & Nature of Beneficial Ownership[1]	Percent of Class[2]
Common Stock	Qingjie Zhao[3]	CEO, President, Secretary	5,973,409	61.05%
Common Stock	Yuncong Ma	Chief Operating Officer	0	*
Common Stock	Seuk Jun Kim	Vice President of Research and Development	0	*
Common Stock	Yuguo Zhao	Vice President of Sales and Marketing	0	*
Common Stock	Yongdong Liu	Vice President of Production	0	*
Common Stock	Meirong Yuan	Chief Financial Officer and Treasurer	0	*

Common Stock	Empower Century Limited [4]	3,229,685	33.01%
Common Stock	Choice Inspire Limited [5]	2,743,724	28.04%
Common Stock	Pinnacle China Fund, L.P. [6] 4965 Preston Park Blvd. Suite 240, Plano, Texas 75093	968,878	9.9%
Common Stock	All officers and directors as a group (6 persons named above)	5,973,409	61.05%
* Less than 1%

1Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of the Common Stock.

2A total of 9,784,708 shares of our Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

3 Including 2,743,724 shares owned by Choice Inspire Limited of which Mr. Zhao is the chairman and 75% owner and 3,229,685 shares owned by Empire Century Limited of which Mr. Zhao is the chairman and 37.67% owner.

4 Qingjie Zhao, our CEO, President and Secretary, is the 37.67% owner and serves as the chairman of Empower Century Limited.

5 Qingjie Zhao, our CEO, President and Secretary, is the 75% owner and serves as the chairman of Choice Inspire Limited.

6 Barry Kitt is the sole officer of Pinnacle China Advisors, L.P. which is the general partner of Pinnacle China Fund, L.P.

Amendment to the Corporation's Articles

On July 12, 2006, the Board of Directors approved, subject to receiving the approval of a majority of the shareholders of the Common Stock, an amendment to our Articles of Incorporation to change the name of the Company from “MGCC Investment Strategies Inc.” to “Wonder Auto Technology, Inc.”

Shareholder approval for the change of name was obtained by written consent of Empower Century Limited and Choice Inspire Limited, which collectively own 5,973,409 shares of our Common Stock constituting 61.05% of our outstanding Common Stock on the Record Date. The change of name will not become effective until at least twenty (20) days after this Information Statement is first mailed to shareholders of our Common Stock and until the appropriate filings have been made with the Nevada Secretary of State.

Changes to our Business and Change of Control

We were incorporated on June 8, 2000 in the State of Nevada. From inception until March 16, 2004, our primary business strategy was to provide corporate finance consulting and management advisory services to emerging companies, but it never had any meaningful business operations during this period.

On March 16, 2004, MyTop International Inc. (“MyTop”) purchased 1,025,000 shares of our Common Stock from our shareholders thereby becoming the owner of approximately 96% of our Common Stock. After the stock acquisition, MyTop intended for the Company to engage in business of developing hi-tech product manufacturing and services including, digital precision machinery product, telecommunication products, and other hi-tech products and services through the acquisition of interests in one or more entities currently operating in these fields. MyTop entered into informal discussions with potential acquisition targets in China, but no agreements were reached.

On August 1, 2005, MyTop changed its name to Hisonic International, Inc. (“Hisonic”) and continued to own approximately 96% of our issued and outstanding Common Stock.

On December 19, 2005, Hisonic, as our principal stockholder, entered into a stock purchase agreement with Halter Financial Investments, L.P. (“HFI”), pursuant to which Hisonic sold 1,000,000 shares of our Common Stock to HFI for $300,000. As a result, HFI became the owner of approximately 86.4% of our issued and outstanding Common Stock.

In connection with the sale of the Common Stock to HFI, Timothy P. Halter was elected as our Chairman of the Board, President, Chief Financial Officer and Secretary and we effected a 20-for-1 reverse stock split in February 2006.

We engaged in no active operations from the date of HFI’s stock acquisition until June 22, 2006, when we completed a reverse acquisition transaction with Wonder Auto Limited (“Wonder Auto”), a British Virgin Islands corporation, whose wholly owned subsidiary Jinzhou Halla Electrical Equipment Co. (“Halla”) originally commenced business in March 1996.

Wonder Auto, through its subsidiary, is a China-based company engaged in the business of designing, developing, manufacturing and selling automotive electrical parts, specifically, starters and alternators. Wonder Auto became our wholly owned subsidiary in connection with the reverse acquisition transaction and is the holding company for all of our commercial operations.

The reverse acquisition transaction resulted in a change of control of the Company. In connection with the reverse acquisition transaction, we issued to the stockholders of Wonder Auto 8,627,858 shares of our Common Stock in exchange for all of the issued and outstanding capital stock of Wonder Auto. Wonder Auto thereby became our wholly owned subsidiary and the former stockholders of Wonder Auto became our controlling stockholders. Mr. Qingjie Zhao, our CEO, President, Secretary and director, became the beneficial owner of 5,973,409 of our outstanding Common Stock.

Upon the closing of the reverse acquisition, Timothy Halter, our then sole director, submitted his resignation letter pursuant to which he resigned from all offices of the Company that he held effective immediately and from his position as our director that became effective on July 9, 2006. Qingjie Zhao was appointed as our succeeding director. Such appointment became effective at the effective time of the resignation of Timothy Halter. In addition, our executive officers were replaced by the Wonder Auto executive officers upon the closing of the reverse acquisition.

As a result of the reverse acquisition transaction with Wonder Auto, we entered into a new business. Our business now consists of designing, developing, manufacturing and selling automotive electrical parts, specifically, starters and alternators. In 2005, Wonder Auto ranked second in sales revenue and sales volume in the PRC in the market for automobile alternators and starters according to the 2005 Economic Analysis of the Automotive and Electrical Component Industry issued by the Automotive Electrical Component Commission of the China Automotive Society.

Our products are suitable for use in various types of automobiles. Most of our products are used in the sedan categories, especially cars with smaller engines with displacement below 1.6L. Our customers include automakers, such as Beijing Hyundai, Dongfeng Yueda Kia Motors, Beijing Daimler Chrysler, SAIC GM WuLing, FAW Auto Group, Chery, Geely and Tianjin FAW XiaLi Automobile Co., as well as automotive engine suppliers such as Shenyang Aerospace Mitsubishi Motors Engine Manufacturing Co. Ltd.

We are changing our name to “Wonder Auto Technology, Inc.” to reflect our new business and to be similar to the names of our subsidiary company.

Dissenters Rights

Under Nevada law, shareholders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to our proposed amendments to our Articles of Incorporation.

Financial and other Information

For more detailed information on our corporation, including financial statements, you may refer to our Registration Statement on Form S-1 and other periodic filings made with the SEC from time to time. Copies of these documents are available on the SEC’s EDGAR database at www.sec.gov or by writing our secretary at the address specified above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, MGCC Investment Strategies Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

July 19, 2006

MGCC INVESTMENT STRATEGIES INC.

By:  /s/Qingjie Zhao
        Qingjie Zhao
        CEO, President and Secretary

APPENDIX A
DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:	MGCC Investment Strategies Inc.

2. The articles have been amended as follows (provide article numbers, if available):
The Articles of Incorporation of the corporation are hereby amended by deleting Article FIRST in its entirety and substituting the following in lieu thereof:
“FIRST: "The name of the corporation is: Wonder Auto Technology, Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 61% .*

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)
5. Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM 78.385 Amend 2003 Revised on: 09/29/05